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                   Schedule of Shareholders Who are Parties
                    to the Form of Shareholders Non-Competition Agreement and Indemnification Limitation
                    -----------------------------------------------------
                    William V. Spicer
                    Christopher Brown
                    John F. Walrod
                    Kurt G. Wollenberg
                    John H. Holloway, Jr.

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                        SHAREHOLDER'S NON-COMPETITION AND

                      INDEMNIFICATION LIMITATION AGREEMENT
                               (NAME:__________)



         This Shareholder's Non-Competition and Indemnification Limitation Agreement (the "AGREEMENT") is between Cowlitz Bancorporation ("COWLITZ"), Cowlitz Bank ("COWLITZ BANK") and ________________ ("Shareholder"). Contemporaneously herewith, Cowlitz, Cowlitz Bank and Northern Bank of Commerce ("NBOC") have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which NBOC will merge with and into Cowlitz Bank (the "MERGER") with Cowlitz Bank being the surviving corporation. Cowlitz, Cowlitz Bank and Shareholder desire that, as of the effective time of the Merger (the "EFFECTIVE TIME"), Shareholder will be subject to the terms set forth herein. The parties therefore agree as follows:

         1. PURPOSE. Cowlitz and Cowlitz Bank have mandated as a condition of the Merger Agreement that certain shareholders of NBOC, who are directors and/or key executives of NBOC and have materially contributed to its goodwill and business value, must enter into agreements not to compete with Cowlitz Bank for a period of time after the merger of NBOC with and into Cowlitz Bank. The parties agree the requirement of non-competition agreements is necessary and appropriate to protect the valuable goodwill of NBOC subsequent to the Merger, and that Cowlitz and Cowlitz Bank would not be willing to consummate the Merger under the agreed upon terms, if at all, without requiring such non-competition agreements. In addition, it is a condition of Cowlitz's and Cowlitz Bank's willingness to enter into the Merger Agreement that Shareholder acknowledge and agree that indemnification rights against Cowlitz or Cowlitz Bank are limited as set forth in Section 8 hereof.

         2. CONSIDERATION TO SHAREHOLDER. Shareholder owns common stock of NBOC, and/or vested stock options to acquire common stock of NBOC. Shareholder represents that he will receive substantial financial benefit if NBOC is merged with and into Cowlitz Bank, and Shareholder is therefore willing to enter into this Agreement to facilitate the Merger.

         3. TERM. The term of this Agreement shall be three (3) years from the date of the Effective Time (the "EFFECTIVE DATE"), provided this Agreement shall be void without further action by the parties if the Merger Agreement is terminated.

         4.  CONFIDENTIALITY AND NON-COMPETITION.

             4.1 During and after the term of this Agreement, Shareholder will protect and hold in strictest confidence all Confidential Information of Cowlitz, Cowlitz Bank and NBOC. "CONFIDENTIAL INFORMATION" includes, without limitation, trade secrets, plans, programs, source and object codes, specifications, drawings, diagrams, schematics, formulae, product designs and concepts, reports, studies, technical know-how, methods, customer and supplier lists, customer requirements, agreements, licenses, price lists and policies, budgets, projections, bids, costs, financial reports, financing materials, training programs and manuals, and sales and marketing

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programs, materials, plans, and strategies. Confidential Information excludes information known to the general public other than due to breach of this Agreement.

             4.2 During the term of this Agreement, Shareholder will not in any capacity (including, without limitation, as an employee, officer, agent, director, consultant, owner, shareholder, partner, member or joint venturer) directly or indirectly, whether or not for compensation, engage in or assist others to engage in any business that is, or is preparing to be, in "Competition" with Cowlitz Bank; provided, however, that nothing herein shall prevent the purchase or ownership by Shareholder of shares which constitute less than one percent of the outstanding equity securities of a publicly-held company. A business shall be deemed to be in "COMPETITION" with Cowlitz Bank if it is engaged in the business of soliciting or accepting deposits, making or seeking to make extensions of credit or originating or servicing loans within the geographic area in which Cowlitz Bank is engaged in such business, which the parties agree is throughout the States of Washington and Oregon, or if it is engaged in any other business in which Cowlitz Bank is engaged as of the Effective Date within the geographic area in which Cowlitz Bank in engaged in such business.

             4.3 Shareholder further agrees that during the term of the Agreement, Shareholder will not call on, reveal the name of, or otherwise solicit, accept business from or attempt to entice away any actual or identified potential customer of NBOC during the term of this Agreement, nor will he assist others in doing so. Shareholder further agrees that he will not, during the term of the Agreement, encourage or solicit or assist others to encourage or solicit any employee, consultant or business relation of Cowlitz Bank or Cowlitz to leave such employment or terminate such business relationship for any reason.

             4.4 Shareholder acknowledges that the covenants in this Section 4 are reasonable in relation to the business in which NBOC is engaged, Shareholder's knowledge of NBOC's business, the position Shareholder has been afforded with NBOC and the material adverse affect upon the value of the goodwill of NBOC if Shareholder engaged in Competition during the term of this Agreement, and that compliance with such covenants will not prevent him from pursuing his livelihood. However, should any court of competent jurisdiction find that any provision of such covenants is unreasonable, whether in period of time, geographical area, or otherwise, then in that event the parties agree that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable.

         5. REMEDIES. Shareholder acknowledges that the harm to Cowlitz and Cowlitz Bank from any breach of Shareholder's obligations under or related to this Agreement may be difficult to determine and may be wholly or partially irreparable, and such obligations may be enforced by injunctive relief and other available remedies at law or in equity. The parties further agree that neither Cowlitz and Cowlitz Bank shall be required to post any bond in connection with enforcement of Shareholder's obligations hereunder unless required by applicable law or court rule, and that Cowlitz and Cowlitz Bank in their sole discretion shall be entitled to inform third parties of the existence of this Agreement and of Shareholder's obligations hereunder. Any amounts received by Shareholder or by any other party through Shareholder in breach of this Agreement shall be held in trust for the benefit of Cowlitz and Cowlitz Bank. In the event


NON-COMPETITION AGREEMENT - 2

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Shareholder breaches Section 4.2 or 4.3, the term of this Agreement shall be extended by the period of time during which Shareholder is in breach of
Section 4.2 or 4.3, as the case may be. No term hereof shall be construed to limit or supersede any other right or remedy of Cowlitz and Cowlitz Bank under applicable law with respect to the protection of trade secrets or otherwise.

         6. NO CONFLICTING AGREEMENTS. Shareholder represents that Shareholder has no contractual obligations or other undertakings which would restrict or impair Shareholder's performance of this Agreement. Shareholder agrees to indemnify Cowlitz and Cowlitz Bank for all losses, claims, and expenses (including reasonable attorneys' fees) arising from any breach of Shareholder 's warranties or representations herein.

         7. AT WILL EMPLOYMENT. Unless and to the extent otherwise agreed by Cowlitz or Cowlitz Bank and Shareholder in a separate written employment agreement, any employment of Shareholder by Cowlitz and/or Cowlitz Bank is and will be "at will." No term of any employment agreement between Cowlitz and/or Cowlitz Bank and Shareholder shall be construed to conflict with or lessen Shareholder 's obligations under this Agreement.

         8. ACKNOWLEDGMENT OF INDEMNIFICATION LIMITATION. Notwithstanding any agreement with or rights against NBOC that Shareholder may have with respect to indemnification, Shareholder acknowledges and agrees that neither Cowlitz nor Cowlitz Bank shall have any obligation whatsoever to indemnify Shareholder except to the extent of any directors' and officers' insurance coverage set forth in Section 7.8 of the Merger Agreement and applicable to Shareholder.

         9.  MISCELLANEOUS.

         9.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, representatives, executors and administrators of the parties. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or to any other right or provision.

         9.2 GOVERNING LAW; VENUE. This Agreement will be governed by the laws of the State of Washington without regard to its conflicts of laws rules. The parties hereby agree that the exclusive venue for all matters and actions arising under this Agreement shall be and remain in the judicial districts of the state and federal courts, respectively, encompassing Seattle, Washington, and the parties hereby consent to the personal jurisdiction of such courts. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with such litigation.

         9.3 ENTIRE AGREEMENT; SEVERABILITY. This Agreement represents the entire agreement between Cowlitz, Cowlitz Bank and Shareholder concerning the subject matter hereof and supersedes all prior agreements, correspondence and understandings, whether oral or written, with respect to that subject matter. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent


NON-COMPETITION AGREEMENT - 3

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allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

         9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.








NON-COMPETITION AGREEMENT - 4

         BY SIGNING BELOW, SHAREHOLDER ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS IT. SHAREHOLDER FURTHER
ACKNOWLEDGES THAT THIS AGREEMENT WAS DRAFTED BY COUNSEL FOR COWLITZ BANCORPORATION AND COWLITZ BANK, AND THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH HIS COUNSEL WITH RESPECT TO THIS AGREEMENT.



         DATED as of the 14th day of September, 1999.



         COWLITZ:                      COWLITZ BANCORPORATION


                                       By
                                          -------------------------------------
                                          Name:

                                          Title:



         COWLITZ BANK:                 COWLITZ BANK


                                       By
                                          -------------------------------------
                                          Name:

                                          Title:



         SHAREHOLDER:


                                          -------------------------------------
                                                       (signature)


NON-COMPETITION AGREEMENT - 5